NEWS RELEASE                                 For Additional Information Contact:
                                             Paul M. Drewek, CFO
FOR IMMEDIATE RELEASE                        (920) 727-8566
                                             Joseph J. Baksha, President & COO
                                             (920) 727-8585


                   OUTLOOK GROUP REPORTS FIRST QUARTER RESULTS

NEENAH, WIS., SEPTEMBER 25, 2003..... Outlook Group Corp. (Nasdaq/NMS: OUTL)
today reported net sales of $17,061,000 for the first quarter ended August 30, 2003, an increase from sales of $16,998,000 for the same period in the prior year. The company reported a loss of $207,000 or $(0.06) per diluted share for the first quarter of fiscal 2004, compared to earnings of $422,000 or $0.13 per diluted share for the first quarter of fiscal 2003. Before the effect of a change in accounting principles, earnings for the first quarter of fiscal 2003 were $658,000 or $0.20 per diluted share.

"Our first quarter results are on track with our plan, as we completed the majority of the start-up phases for three new long-term contracts. These new contracts are expected to provide over $14 million in sales in fiscal 2004, barring any changes in customer orders or other developments," said Joseph J. Baksha, president and chief operating officer of Outlook Group. "Although the start-up and other expenses have reduced our results for the past three quarters, we believe these investments provide the capabilities we need to serve our major new customers and to pursue additional long-term growth opportunities."

Baksha said the printing industry continued to suffer from overcapacity and severe pricing pressures. "We believe the continuation of this challenging industry environment supports our strategy to differentiate Outlook Group in the market by focusing on long-term contracts for complete supply chain management services. This strategy combines our printing capabilities with packaging, mailing list development and direct mail services in an integrated package that provides a complete turnkey solution for our customers," he said.


                                     -more-

"Instead of investing in an outside acquisition, we have elected to invest in equipment and training to build our business by providing customized supply chain managed solutions for selected clients. With the great majority of the start-up expenses for the new contracts now behind us, we believe we are well positioned for improved performance and to benefit from these investments in the future," said Baksha.

Outlook Group Corp. is a printing, packaging and direct marketing company offering a variety of related services to clients in markets including specialty print, project management, label and packaging materials, and direct mail. The company leverages its core competencies by cross-selling services to provide a single-source solution for its clients.

The discussions of potential future occurrences and operations, and other statements in the future tense or using terms such as "believe," "expect," or "anticipate," in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those anticipated. Outlook's periodic filings with the Securities and Exchange Commission discuss a number of other factors which may affect Outlook's future operations, including: possible changes in customer relationships, and related financing; possible termination of contracts; the need to complete the transitions to the new customer contracts, and the need to achieve and maintain satisfactory performance thereunder; potential inability to achieve expected cost savings or delays in their achievement; changes in project mix and timing; the effects of industry competition, overcapacity and acquisition activity; slowdowns in general market and economic conditions, and changes in other world and national conditions; and the possible need for future capital investments or equipment enhancements, and related financing. Readers are urged to consider these factors carefully in evaluating the forward-looking statements.


                                     -more-

                               OUTLOOK GROUP CORP.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
           -----------------------------------------------------------
               (in thousands, except share and per share amounts)

                                                                              THREE-MONTH PERIOD ENDED
                                                                              ------------------------
                                                                      AUGUST 30, 2003           August 31, 2002
                                                                      ---------------           ---------------
Net sales                                                             $       17,061              $     16,998
Cost of goods sold                                                            14,548                    13,316
                                                                      --------------              ------------
     Gross profit                                                              2,513                     3,682
Selling, general and administrative expenses                                   2,846                     2,537
                                                                      --------------              ------------
     Operating profit (loss)                                                    (333)                    1,145
Other income (expense):
     Interest expense                                                            (49)                       --
     Interest and other income                                                    45                       (86)
                                                                      --------------              ------------
Earnings (loss) from operations
     before income taxes and cumulative effect of change
       in accounting principle                                                  (337)                    1,059
Income tax expense (benefit)                                                    (130)                      401
                                                                      --------------              ------------
Earnings (loss) before cumulative effect of change
   in accounting principle                                            $         (207)             $        658
Cumulative effect of change in accounting principle
     (net of tax)                                                                 --                      (236)

Net earnings (loss)                                                   $         (207)             $        422
                                                                      ==============              ============
Earnings (loss) per common share before cumulative
     effect of change in accounting principle:
     Basic and Diluted                                                $        (0.06)             $       0.20
Cumulative effect of change in accounting
     principle:
     Basic and Diluted                                                $           --              $      (0.07)
                                                                      --------------              ------------
Earnings (loss) per common share:
     Basic and Diluted                                                $        (0.06)             $       0.13
                                                                      ==============              ============
Weighted average number of shares outstanding:
     Basic                                                                 3,363,082                 3,348,541
                                                                      ==============              ============
     Diluted                                                               3,363,082                 3,370,910
                                                                      ==============              ============

                                     -more-

              SELECTED CONSOLIDATED BALANCE SHEET DATA (UNAUDITED)
                             (Dollars in thousands)

                                                     AUGUST 30, 2003             August 31, 2002
                                                     ---------------             ---------------
Total current assets                                 $       23,273               $      17,386
Total current liabilities                            $       12,818               $       3,986
Total long-term debt (including
     current maturities)                             $        7,000               $          --
Shareholders' equity                                 $       30,000               $      32,043
Current ratio                                                  1.82                        4.36
Long-term debt to total capitalization                        18.9%                        0.0%












                                      # # #